Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of InVivo Therapeutics Holdings Corp. of our report dated March 10, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of InVivo Therapeutics Holdings Corp. and Subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus, which is part of the Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts
January 26, 2018